Exhibit 99.1

Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President Chief Executive Officer LCNB National Bank (513) 932-1414	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400.
emeilstrup@lcnb.com	andrew@smberger.com

LCNB Corp. Reports Financial Results For The Three Months Ended March 31, 2021
First Quarter Diluted Earnings Per Share Increased 5.1% Year-over-Year to $0.41
47.8% Year-over-Year Increase in Trust and Investment Assets Drives Robust Fiduciary Income
Credit Quality Remains Strong with Limited Net Charge-Offs Recorded in First Quarter
Total Assets Managed1 Increased 21.5% Year-over-Year to a Record $3.04 Billion

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three months ended March 31, 2021.

Net income for the 2021 first quarter increased 4.3% to $5,240,000 compared to $5,026,000 for the same period last year. Earnings per basic and diluted share for the 2021 first quarter were $0.41, compared to $0.39 for the same period last year. Earnings, before provisions for loan losses and income taxes, were $6,345,000 for the 2021 first quarter compared to $6,945,000 for the same period last year.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “Total assets managed increased to a record of over $3.0 billion, an important milestone for LCNB, as we benefited from strong year-over-year growth across all aspects of our business. Growth in trust and investment assets was particularly strong, which drove a 38.6% increase in fiduciary income. Our trust and investment businesses are important growth drivers, and we are benefiting from over 50 years of providing local, sophisticated, and diverse wealth solutions to our customers.”

Mr. Meilstrup continued, “Our asset quality is encouraging and we had limited net charge-offs in the quarter. At March 31, 2021, we only had six loans in deferral status for $19.6 million, which is a 94.9% decline from the amount of deferrals at June 30, 2020. We also continue to support small businesses within our local communities and during the first quarter we originated 345 new PPP loans for $23.6 million while processing $11.0 million of loan forgiveness under the program.”

1 Total Assets Managed includes LCNB Corp. Consolidated Assets, Wealth Management & Brokerage Assets, Loans Serviced
for Others, and Cash Management Services.

“We believe we are emerging from the COVID-19 crisis with a dynamic platform to drive sustainable growth and I am pleased with the solid start to 2021. We remain focused on continuing to offer our communities leading and diversified financial services, maintaining strong asset quality, managing both our cost of funds and non-interest expenses, and increasing non-interest income,” concluded Mr. Meilstrup.

Net interest income for the three months ended March 31, 2021, was $14,372,000, compared to $14,178,000 for the comparable period in 2020. The 1.4% increase for the three-month period was primarily due to a decline in the average rates paid on interest bearing liabilities.

Non-interest income for the three months ended March 31, 2021, was $3,465,000, compared to $3,839,000 for the same period last year. The decline in non-interest income was primarily due to lower gains on sales of debt securities, bank owned life insurance income, gains from sales of loans, and other operating income, partially offset by fiduciary income and service charges and fees on deposit accounts.

Non-interest expense for the three months ended March 31, 2021, was $420,000 greater than the comparable period in 2020, primarily due to increases in equipment, occupancy, marketing, FDIC insurance, contracted services and other non-interest expenses, partially offset by a decrease in salaries and employee benefits.

Asset Quality
For the 2021 first quarter, LCNB recorded a $52,000 credit for loan losses, compared to a provision of $1,173,000 for the 2020 first quarter. The $1,225,000 year-over-year decrease in the provision for loan losses was partially due to strong asset quality and last year’s proactive build in the Company’s allowance for loan losses associated with the potential economic impacts caused by the COVID-19 pandemic.

Net recoveries for the 2021 first quarter were $3,000 compared to net charge-offs of $210,000, or an annualized ratio of 0.07% of average loans, for the same period last year.

Non-accrual loans and loans past due 90 days or more and still accruing interest increased $497,000, from $2,868,000 or 0.23% of total loans at March 31, 2020, to $3,365,000 or 0.25% of total loans at March 31, 2021. Nonperforming assets to total assets was 0.19% at March 31, 2021, compared to 0.18% at March 31, 2020.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, digital banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;

2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.the disruption of global, national, state, and local economies associated with the COVID-19 pandemic, which could affect LCNB's liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses;
4.LCNB’s ability to integrate recent and future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
5.LCNB may incur increased loan charge-offs in the future;
6.LCNB may face competitive loss of customers;
7.changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
8.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
9.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
10.LCNB may experience difficulties growing loan and deposit balances;
11.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
12.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
13.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
14.adverse weather events and natural disasters and global and/or national epidemics; and
15.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.